Exhibit 10.94

CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of [            ], 2013, by and between NORWEGIAN CRUISE LINE holdings LTD., a company organized under the laws of Bermuda (“Norwegian”) and TPG Viking I, Inc., a Cayman company, TPG Viking II, Inc., a Cayman company and TPG Viking AIV III, L.P., a Delaware limited partnership (each, a “Holder”, and collectively, the “Holders”) and TPG Viking I, L.P., a Cayman limited partnership, and TPG Viking II, L.P., a Cayman limited partnership.

WHEREAS, prior to the date hereof, TPG Viking I, L.P. and TPG Viking II, L.P. have distributed 100% of the ordinary shares, par value USD.0012 per share (“NCL Shares”), of NCL Corporation Ltd., a company organized under the laws of Bermuda (“NCL”), held by TPG Viking I, L.P. and TPG Viking II, L.P. to TPG Viking I, Inc. and TPG Viking II, Inc. respectively;

WHEREAS, each Holder owns the number of NCL Shares set forth opposite such Holder’s name on Schedule I hereto (the “Contributed Shares”) and such Holder, together with NCL Investment Limited., NCL Investment II Ltd., and Star NCLC Holdings Ltd. (collectively, the “Investors”) collectively own 100% of the issued and outstanding NCL Shares;

WHEREAS, on October 26, 2010, NCL filed a registration statement on Form S-1 with the United States Securities and Exchange Commission (the “SEC”), Registration No. 333-170141 (the “Initial Registration Statement”), for an initial public offering of ordinary shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and NCL has filed amendments of the Initial Registration Statement from time to time thereafter;

WHEREAS, in connection with the initial public offering, Norwegian was formed to effectuate a corporate reorganization whereby, among other things, the Investors (or their affiliates) will contribute the NCL Shares held by them to Norwegian in exchange for newly issued shares of Norwegian, following which NCL will become a majority-owned subsidiary of Norwegian (the “Restructuring Transactions”);

WHEREAS, the Board has previously approved and authorized Norwegian to replace NCL as the issuer in the initial public offering and for Norwegian to prepare, execute and file a registration statement on Form S-1 with the SEC, Registration No. 333-175579 (the “Initial NCLH Registration Statement”), covering the sale of ordinary shares of the Company to the public, such Initial NCLH Registration Statement having been filed with the SEC on July 15, 2011;

WHEREAS, amendments to the Initial NCLH Registration Statement were filed with the SEC on October 21, 2011, November 1, 2012, November 30, 2012 and January 2, 2013;

WHEREAS, in order to implement the Restructuring Transactions, the Holders now wish to contribute their Contributed Shares to Norwegian directly or through any of their affiliates in exchange for the number of ordinary shares, par value USD.001 per share, of Norwegian (the “New Shares”) set forth opposite such Holder’s name on Schedule I hereto (the “Contribution”);

WHEREAS, immediately following the Contribution, TPG Viking I, Inc. and TPG Viking II, Inc., which hold all of the limited partnership interests in TPG Viking I, L.P. and TPG Viking II, L.P. respectively before the Restructuring Transactions, shall commence the process of liquidation and distribute all of the New Shares received in the Contribution by it to its equity holders as liquidating distributions;

WHEREAS, the Contribution and the liquidation of TPG Viking I, Inc. and TPG Viking II, Inc. are intended to qualify as a “reorganization” as described in Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code;

WHEREAS, in connection with the Restructuring Transactions and the initial public offering of ordinary shares of Norwegian (the “Norwegian IPO”), Norwegian and the Investors or their affiliated funds shall enter into that certain Amended and Restated Shareholders’ Agreement of Norwegian (the “New Shareholders’ Agreement”) with respect to the New Shares, on substantially similar terms as the existing NCL Shareholders’ Agreement, dated as of August 17, 2007 (the “Existing Shareholders’ Agreement”).

NOW, THEREFORE, for and in consideration of the mutual agreements and covenants contained herein, the parties hereto hereby agree as follows:

1. Contribution and Exchange.

Pursuant to the terms and conditions hereof, on the Closing Date (as defined below):

(a) Each Holder or any of their affiliates shall irrevocably contribute, convey and assign all of its right, title and interest in its Contributed Shares to Norwegian in exchange for its New Shares, and such Holder shall assume the right, title and interest in its New Shares.

(b) Norwegian shall assume the right, title and interest in the Contributed Shares, and shall in exchange, issue the New Shares to each Holder.

(c) The number of New Shares to be issued to each Holder or its affiliate shall be based on the per share purchase price for the New Shares in the Norwegian IPO and shall be calculated as set forth on Schedule I hereto; provided that immediately following the contribution by the Investors and their affiliates of all of the NCL Shares to Norwegian and prior to the consummation of the Norwegian IPO, each Investor’s (including its affiliates) ownership percentage in Norwegian represented by the number of New Shares to be issued to such Investor (or its affiliates) shall be equal to such Investor’s (including its affiliates) ownership percentage in NCL represented by such Investor’s (including its affiliates) NCL Shares immediately prior to the contribution of the NCL Shares.

(d) Each Holder or their respective affiliates that hold New Shares, the other Investors or their respective affiliates that hold New Shares and Norwegian shall enter into and execute the New Shareholders’ Agreement.

2. Closing.

The consummation of the Contribution and the other transactions contemplated by this Agreement (the “Closing”) shall take place immediately prior to the consummation of the Norwegian IPO on the date on which the Norwegian IPO is consummated (the “Closing Date”) at the offices of O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, NY 10036 or at such other location as the parties hereto shall agree.

3. Closing Conditions.

The Closing shall be subject to the satisfaction of the following conditions unless waived in writing by Norwegian and the Holders:

(a) The conditions to the consummation of the Norwegian IPO (other than the completion of the Restructuring Transactions) shall have been satisfied or waived.

(b) The respective representations and warranties made in this Agreement by each Holder and Norwegian shall be true and correct on the date when made and as of the Closing Date with the same effect as if made on and as of the Closing Date, and each Holder and Norwegian shall have performed or complied in all material respects with all covenants and agreements to be performed by it under this Agreement.

(c) Simultaneously with the Closing, each of the other Investors shall have contributed its NCL Shares for New Shares pursuant to a contribution and exchange agreement in substantially the same form as this Agreement.

(d) Each of the documents in Section 4 shall have been delivered to Norwegian or the Holders, as the case may be.

4. Closing Deliveries.

(a) At the Closing, Norwegian shall deliver to each Holder (i) the share certificates representing its New Shares and (ii) the New Shareholders Agreement, duly executed by Norwegian and the Investors or their affiliates that hold New Shares and Genting Hong Kong Limited (other than the Holders).

(b) At the Closing, the Holders shall deliver to Norwegian (i) the share certificates evidencing its Contributed Shares, together with a duly executed share transfer form, and (ii) the New Shareholders Agreement, duly executed by each Holder or their affiliates that hold New Shares.

5. Representations of the Holder.

Each Holder hereby represents and warrants to Norwegian as follows:

(a) Such Holder is the legal and beneficial owner of its Contributed Shares, and has good and valid title to such Contributed Shares, free and clear of any and all liens, mortgages or other encumbrances. At the Closing, such Holder or its applicable affiliate will transfer good and valid title to such Contributed Shares, free and clear of all liens, mortgages or other encumbrances. There is no contract between such Holder and any other person with respect to the acquisition, disposition or voting of, or any other matters pertaining to, the Contributed Shares, except for the Existing Shareholders’ Agreement.

(b) Such Holder has such knowledge and experience in financial and business matters that it is capable of utilizing the information made available to such Holder, to evaluate the merits and risks of the transactions contemplated by this Agreement and to make an informed investment decision with respect thereto. Such Holder is aware that its investment in its New Shares is highly speculative and it is able, without impairing its financial condition, to hold its New Shares for an indefinite period of time and to suffer a complete loss of its investment.

(c) Such Holder understands and acknowledges that the issuance of its New Shares has not been considered or approved by any governmental or other entity save for the approval of the Bermuda Monetary Authority under the Exchange Control Act of 1972 (and regulations thereunder).

(d) Such Holder recognizes that an investment in its New Shares involves certain risks, and has taken full cognizance of, and understands all of, the risk factors related to the exchange for its New Shares. Such Holder has consulted with its professional, tax and legal advisors with respect to the federal, state, local and foreign income tax consequences of its ownership of its New Shares.

(e) Such Holder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by or for and behalf of such Holder and constitutes the legal and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditor’s rights generally and by general equitable principles.

(f) The execution, delivery and performance by such Holder of this Agreement does not (i) violate any provision of law, statute, rule or regulation applicable to such Holder or any of its affiliates or any ruling, writ, injunction, order, judgment or decree of any court, administrative agent or other governmental body applicable to such Holder or any of its affiliates, or (ii) conflict with or result in any breach of such Holder’s or such affiliates’ organizational documents or any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Holder or any of its affiliates under any note, indenture, mortgage, lease agreement, or other agreement, contract or instrument to which such Holder is a party or by which such Holder’s or such affiliates’ property is bound or affected.

(g) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such Holder or any of its affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(h) Such Holder understands the transferability of its New Shares is restricted.

(i) The New Shares are being acquired by such Holder or its affiliates for its own account only for investment and are not being acquired with a view towards resale or further distribution. Such Holder understands that its New Shares are not registered for sale under the Securities Act or otherwise and that its New Shares cannot be offered for sale or sold by such Holder or by anyone acting for such Holder’s account or on such Holder’s behalf without the registration of its New Shares and/or the fulfillment of other regulatory requirements.

(j) In addition to any legend required by the Amended and Restated Bye-Laws of Norwegian, as evidence of the restrictions on transfer, the following legend (or a substantially similar legend) will be placed on the certificate or certificates evidencing the New Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF [            ], 2013 BY AND AMONG NORWEGIAN CRUISE LINE HOLDINGS, LTD. (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SHAREHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6. Representations and Warranties of Norwegian.

Norwegian represents and warrants to the Holders and their affiliates as follows:

(a) Norwegian is a company duly organized, validly existing and in good standing under the laws of Bermuda (or such comparable status under the laws of Bermuda), has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, is duly qualified or licensed to do business and is in good standing as a foreign entity in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure to be so licensed or qualified has not had a material adverse effect with respect to Norwegian.

(b) Norwegian has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Norwegian and constitutes the legal and binding obligation of Norwegian, enforceable against Norwegian in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditor’s rights generally and by general equitable principles.

(c) The execution, delivery and performance by Norwegian of this Agreement does not (i) violate any provision of law, statute, rule or regulation applicable to Norwegian or any of its subsidiaries or any ruling, writ, injunction, order, judgment or decree of any court, administrative agent or other governmental body applicable to Norwegian or any of its subsidiaries, or (ii) conflict with or result in any breach of Norwegian’s or such subsidiaries’ organizational documents or any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwegian or any of its subsidiaries under any note, indenture, mortgage, lease agreement, or other agreement, contract or instrument to which Norwegian or its subsidiaries is a party or by which its or such subsidiaries’ property is bound or affected.

(d) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of Norwegian or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as contemplated by this Agreement or as shall be obtained or provided prior to the Closing Date.

(e) Norwegian will be treated as a corporation for U.S. federal income tax purposes and will make an election on U.S. Internal Revenue Service Form 8832 to establish such treatment, such that any U.S. trade or business it is engaged in will not be attributable to the Holders or any of their affiliates under section 875 of the Code immediately upon the Restructuring Transactions.

7. Miscellaneous.

This Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the parties hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Each party to this Agreement shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement. Each of the parties hereto shall perform such further acts and execute such further documents as may be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to such subject matter and (b) is not intended to confer upon any other person any rights or remedies hereunder. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute but a single agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Contribution and Exchange Agreement as of the date first written above.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:
Name:
Title:

TPG PARTIES:

TPG VIKING I, L.P.

By:	TPG Viking AIV GenPar, L.P.,
its general partner

By:	TPG Viking AIV GenPar Advisors, Inc.
its general partner

By:
Name:
Title:

TPG VIKING II, L.P.

By:	TPG Viking AIV GenPar, L.P.,
its general partner

By:	TPG Viking AIV GenPar Advisors, Inc.
its general partner

By:
Name:
Title:

[CONTRIBUTION AND EXCHANGE AGREEMENT]

TPG VIKING AIV III, L.P.

By:	TPG Genpar V, L.P.
its general partner

By:	TPG Advisors V, Inc.
its service provider

By:
Name:
Title:

TPG VIKING I, INC.

By:
Name:
Title:

TPG VIKING II, INC.

By:
Name:
Title:

[CONTRIBUTION AND EXCHANGE AGREEMENT]

SCHEDULE I

Ownership of Holder

Holder	Contributed Shares		New Shares
TPG VIKING I, INC.	[1,957,525	]	[	]
TPG VIKING II, INC.	[576,118	]	[	]
TPG VIKING AIV III, L.P.	[91,357	]	[	]

Calculation of New Shares

[To be inserted following discussion of proposed capitalization and price per share.]